Exhibit 99.1

Note 1.     On November 22, 2024, QH Hungary Holdings Limited (“QH Hungary”), a wholly owned subsidiary of Gulf Hungary Holding Korlatolt Felelossegu Tarsasag (“Gulf Hungary” or the “Reporting Person”), (i) amended and restated two existing and previously reported variable prepaid forward sale contracts (“VPFs”) (one with Citibank N.A. (“Citibank”) and one with the Royal Bank of Canada (“RBC”)) and (ii) entered into two new VPFs, one with Citibank and one with RBC, in each case, described in more detail as follows.

Amended and Restated VPFs:

(a)	The first of the amended and restated VPFs was originally entered into with Citibank on May 26, 2020 and amended and restated on each of March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023, May 22, 2024 and November 22, 2024 (“Citi VPF No. 2”) and covers a maximum aggregate amount of 105,002 shares divided into three tranches, with tranche 1 comprised of 50 components of 1,070 Shares each for a total 53,500 Shares, tranche 2 comprised of 50 components (48 components of 350 Shares each, and 2 components of 351 Shares each) for a total of 17,502 Shares and tranche 3 comprised of 75 components (50 components of 453 Shares each, and 25 components of 454 Shares each) for a total of 34,000 Shares. In exchange for amending Citi VPF No. 2, QH Hungary paid $624,592.91 to Citibank. See note 2 below.

(b)	The second of the amended and restated VPFs was originally entered into with RBC on May 26, 2020 and amended and restated on each of March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023, May 22, 2024 and November 22, 2024 (the “RBC VPF No. 1”) and covers a maximum aggregate amount of 105,002 shares divided into three tranches, with tranche 1 comprised of 50 components of 1,070 Shares each for a total 53,500 Shares, tranche 2 comprised of 50 components (48 components of 350 Shares each, and 2 components of 351 Shares each) for a total of 17,502 Shares and tranche 3 comprised of 75 components (50 components of 453 Shares each, and 25 components of 454 Shares each) for a total of 34,000 Shares. In exchange for amending RBC VPF No. 1, QH Hungary paid $624,592.91 to RBC. See note 2 below.

New VPFs:

(c)	The first of the new VPFs was entered into with Citibank on November 22, 2024 (the “Citi VPF No. 9”) and covers a maximum aggregate amount of 300,000 Shares divided into 75 components of 4,000 Shares each. In exchange for entering into Citi VPF No. 9, Citibank paid $41,832,900 to QH Hungary. See note 3 below.

(d)	The second of the new VPFs was entered into with RBC on November 22, 2024 (the “RBC VPF No. 6”) and covers a maximum aggregate amount of 200,000 Shares divided into 75 components (25 components of 2,666 Shares each and 50 components of 2,667 Shares each). In exchange for entering into RBC VPF No. 6, Citibank paid $27,888,600 to QH Hungary. See note 3 below.

Note 2.     (a)  With respect to each of the amended and restated VPFs described above in clauses (a) and (b) of note 1 above, for each component, QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from November 25, 2024 to February 10, 2025 for tranche 1, May 27, 2026 to August 6, 2026 for tranche 2 and November 30, 2026 to March 19, 2027 for tranche 3 either, at QH Hungary's option, (i) up to the maximum number of shares of such component (such maximum number of shares with respect to each component (the "Subject Number") based on the average market price of the shares determined as described below in note 2(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)   The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the volume-weighted average price per share on the relevant valuation date, as reasonably determined by the applicable bank in accordance with the applicable VPF (the "Settlement Price") is equal to or less than $199.7500 per Share in the case of tranche 1, $186.3683 per Share in the case of tranche 2 or $159.0000 per Share in the case of tranche 3 (for this clause 2(b) only, as applicable, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $219.7250 per Share in the case of tranche 1, $292.5982 per Share in the case of tranche 2 or $174.9000 per Share in the case of tranche 3 (for this clause 2(b) only, as applicable, the "Forward Cap Price"), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the Forward Cap Price, and (B) the denominator of which is the Settlement Price.

Note 3.     (a) With respect to each of the new VPFs described above in clauses (c) and (d) of note 1 above, for each component, QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from November 30, 2026 to March 19, 2027 either, at QH Hungary's option: (i) up to the Subject Number of shares for such component based on the average market price of the shares determined as described below in note 3(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)  The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the Settlement Price is equal to or less than $159.0000 per share (for this clause 3(b) only, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $174.9000 per share (for this clause 3(b) only, the "Forward Cap Price"), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the Forward Cap Price, and (B) the denominator of which is the Settlement Price.